UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

901 - 3rd Avenue South, Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2009, the Board of Directors of The Valspar Corporation (the “Company”) replaced in its entirety Article IX, Indemnification of Officers and Directors, of the Company’s bylaws. Revised Article IX provides current and former directors and officers with indemnification rights to the fullest extent permitted by law, and protects against any retroactive loss of indemnification rights due to unilateral termination, repeal or amendment of the bylaws by the Company’s board of directors or stockholders. In addition, revised Article IX includes procedures for the advancement of expenses to indemnitees prior to the final disposition of indemnifiable claims, as well as procedures by which an indemnitee may bring suit against the Company to recover the unpaid amount of any claim for indemnification or request for advancement of expenses.

The above summary of amendments to the bylaws is qualified by reference to the actual text of the amendment which is filed with this Current Report as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Article IX of The Valspar Corporation By-Laws (as amended), furnished herewith and incorporated by reference as Exhibit 3.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION
Dated: February 27, 2009	/s/ Rolf Engh
	Name: Title:	Rolf Engh Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Article IX of The Valspar Corporation By-Laws (as amended).